SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 24, 2003

Autobytel Inc.

(Exact name of registrant as specified in its charter)

0-22239

(Commission File Number)

Delaware	33-0711569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard

Irvine, California 92612

(Address of principal executive offices, with zip code)

(949) 225-4500

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On June 24, 2003, Autobytel Inc., a Delaware corporation (“Autobytel”), announced it completed the sale of a total of 5,000,000 newly-issued shares of common stock to a group of institutional investors in a private placement for gross proceeds of $27.0 million. The shares were priced at $5.40 per share on June 20, 2003, and the transaction closed on June 24, 2003.

Autobytel intends to use the proceeds from this private placement for general corporate purposes, including potential acquisitions.

A copy of Autobytel’s press release announcing the completion of the private placement is attached as Exhibit 99 hereto and incorporated by reference herein.

The press release filed as an exhibit to this report announcing the transaction includes “safe harbor” language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about Autobytel’s business and the acquisition contained in the press release are “forward-looking” rather than “historic.”

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

99	Press release dated June 24, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Autobytel Inc.
Date: June 24, 2003	By: /s/ Ariel Amir
Ariel Amir Executive Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description
99	Press Release dated June 24, 2003

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